As filed with the Securities and Exchange Commission on December 5, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JAMBA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2122262
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 17th Street
San Francisco, California 94103

(Address, Including Zip Code, of Principal Executive Offices)

JAMBA JUICE COMPANY AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

JAMBA JUICE COMPANY 2001 EQUITY INCENTIVE PLAN

JAMBA, INC. 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Full Titles of the Plan)

Paul E. Clayton
Chief Executive Officer
Jamba, Inc.
1700 17th Street
San Francisco, California 94103
(415) 865-1100

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	1,434,729 shares	$3.96	$5,681,526.84	$607.92
Common Stock, $0.001 par value	5,000,000 shares	$10.80	$54,000,000	$5,778.00

(1)	The number of shares of common stock, par value $.001 per share (‘‘Common Stock’’), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted under the Jamba Juice Company Amended and Restated 1994 Stock Incentive Plan and the Jamba Juice Company 2001 Equity Incentive Plan and (ii)upon the exercise of options or issuance of stock awards which may hereafter be granted under the Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and/or stock awards have not yet been issued and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the American Stock Exchange as of a date (December 1, 2006) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

Pursuant to a certain Agreement and Plan of Merger, dated as of March 10, 2006, as amended, by and among the Registrant, JJC Acquisition Company, a wholly-owned subsidiary of the Registrant, and Jamba Juice Company (‘‘Jamba’’), on November 29, 2006, the Registrant assumed all options to purchase Jamba common stock then outstanding under the Jamba Juice Company Amended and Restated 1994 Stock Incentive Plan (the ‘‘1994 Plan’’) and the Jamba Juice Company 2001 Equity Incentive Plan (the ‘‘2001 Plan’’). In conjunction with its assumption of those options, the Registrant is registering on this Registration Statement an aggregate of 1,414,969 shares under the 1994 Plan and an aggregate of 19,760 shares under the 2001 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed on March 28, 2006.

2.	The Amendment to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, as filed on August 3, 2006.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2006, as amended.

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

5.	The Registrant’s Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005.

6.	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 13, 2006.

7.	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 16, 2006.

8.	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 22, 2006.

9.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 17, 2006.

10.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 30, 2006.

11.	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2006.

12.	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 3, 2006, as amended on September 1, 2006 and November 7, 2006.

13.	The Registrant’s Current Report on Form 8-K, filed with the Commission on September 1, 2006.

14.	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 7, 2006.

15.	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2006.

16.	The Registrant’s Amendment No. 2 to the Current Report on Form 8-K/A, filed with the Commission on November 7, 2006.

17.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on December 5, 2006.

18.	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A under the Exchange Act (File No. 001-32552), including amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by DLA Piper US LLP.

Item 6.    Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-1, File No. 333-122812.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

(4.1)	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

(4.2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

(4.3)	Amended and Restated By-laws of the Company (incorporated by reference to exhibit 3.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

(4.4)	Specimen Common Stock Certificate (incorporated by reference to exhibits of the same number filed with the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-122812)).

(5)	Opinion of DLA Piper US LLP as to the legality of shares being registered.

(23.1)	Consent of DLA Piper US LLP (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Rothstein, Kass & Company, P.C.

(23.2) Consent of Deloitte & Touche LLP

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.18 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

(99.2)	Jamba Juice Company Amended and Restated 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

(99.3)	Jamba Juice Company 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on December 5, 2006.

JAMBA, INC.
By:	/s/ Paul E. Clayton
Paul E. Clayton Chief Executive Officer

Each person whose signature appears below constitutes and appoints Paul E. Clayton and Donald D. Breen, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Jamba, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Paul E. Clayton	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2006

Paul E. Clayton

/s/Donald D. Breen	Chief Financial Officer and (Principal Financial and Accounting Officer)	December 5, 2006

Donald D. Breen

/s/ Steven R. Berrard	Director	December 5, 2006

Steven R. Berrard

/s/ Thomas C. Byrne	Director	December 5, 2006

Thomas C. Byrne

/s/ Richard L. Federico	Director	December 5, 2006

Richard L. Federico

/s/ Robert C. Kagle	Director	December 5, 2006

Robert C. Kagle

/s/ Craig J. Foley	Director	December 5, 2006

Craig J. Foley

/s/ Brian Swette	Director	December 5, 2006

Brian Swette

/s/ Ramon Martin-Busutil	Director	December 5, 2006

Ramon Martin-Busutil

Jamba, Inc.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
(4.1)	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).
(4.2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).
(4.3)	Amended and Restated By-laws of the Company (incorporated by reference to exhibit 3.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).
(4.4)	Specimen Common Stock Certificate (incorporated by reference to exhibits of the same number filed with the Registrant’s Registration Statement on Form S-1 or amendments thereto (File No. 333-122812)).
(5)	Opinion of DLA Piper US LLP as to the legality of shares being registered.
(23.1)	Consent of DLA Piper US LLP (included in opinion of counsel filed as Exhibit 5).
(23.2)	Consent of Rothstein, Kass & Company, P.C.
(23.3)	Consent of Deloitte & Touche LLP.
(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
(99.1)	Jamba, Inc. 2006 Employee, Director and Consultant Stock Plan (incorporated by reference to Exhibit 10.18 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).
(99.2)	Jamba Juice Company Amended and Restated 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).
(99.3)	Jamba Juice Company 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2006).